Exhibit 99.99


(Signature Page, to follow Item 79 at Screen Number 40)

      This report is signed on behalf of the registrant in the City of Boston and the Commonwealth of Massachusetts on the 30th day of July, 2007.


                              COLLEGE AND UNIVERSITY FACILITY
                               LOAN TRUST TWO

                              By:  US Bank, not in its individual
                              capacity, but solely as Owner Trustee
                              under a Declaration of Trust dated
                              March 11, 1988 and amended and
                              restated on May 12, 1988, and
                              December 4, 1989.


                              By James Byrnes
                                 Vice President